EXHIBIT 11

                          ULTICOM, INC. AND SUBSIDIARY

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                        THREE MONTHS ENDED
                                                                             APRIL 30, 1999            APRIL 30, 2000
Basic earnings per share:

     Net income                                                                  $     251             $       961
                                                                                 =========             ===========

Weighted average number of outstanding common shares                                32,727                  34,100
                                                                                 =========             ===========

Basic earnings per share                                                         $    0.01             $      0.03
                                                                                 =========             ===========


Diluted earnings per share:

     Net income                                                                  $     251             $       961
                                                                                 =========             ===========


Weighted average number of outstanding common shares                                32,727                  34,100
Additional shares assuming exercise of stock options                                   807                   2,320
                                                                                 ---------             -----------


Weighted average number of outstanding common shares
     assuming full dilution                                                         33,534                  36,420
                                                                                 =========             ===========

Diluted earnings per share                                                       $    0.01             $      0.03
                                                                                 =========             ===========

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